Exhibit 10.34

Execution Version

AMENDMENT TO CASH MANAGEMENT AGREEMENT

This Amendment to Cash Management Agreement (this “Amendment”), effective as of this 14th day of June, 2012 (the “Effective Date”), by and between Cox Enterprises, Inc., a Delaware corporation (“CEI”), and AutoTrader.com, Inc., a Delaware corporation (the “Company”), hereby amends that Cash Management Agreement dated as of May 4, 2010, by and between CEI and Company (the “Agreement”).

WHEREAS, CEI and Company desire to amend the Agreement to provide for up to a 180-day transition period in the event either party terminates the Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties to this Amendment, intending legally to be bound, hereby agree as follows:

1. Transition Period. The Agreement is hereby amended such that the following sentences shall be inserted at the end of Section 15:

“In the event this Agreement terminates pursuant to this Section 15, CEI shall, and shall cause its Affiliates to, continue to provide to the Company and its subsidiaries, for a period specified in writing by the Company of no less than sixty (60) days nor more than one hundred eighty (180) days (or any such shorter period as the Company may subsequently designate upon 60 days’ prior written notice) following the termination date, (i) the services provided to the Company and its subsidiaries under this Agreement during the one hundred eighty (180) day period immediately preceding the termination date and (ii) such additional services as may be reasonably necessary to migrate responsibility for such services to the Company or its designee, in each case to the extent that CEI and its Affiliates have the right to do so without obtaining the consent of any third party (e.g., a software licensor) (with CEI agreeing to use its commercially reasonable efforts, at the cost and expense of the Company, to obtain any such consent). During such period, the Company shall pay to CEI its actual costs and expenses to provide such services. Notwithstanding the foregoing, in providing the services described in this Section 15, CEI shall not be required to disclose to any third party any confidential information of CEI, except as may be required by law, rule or regulation.”

2. Effectiveness of Amendment. This Amendment is hereby effective as of the Effective Date.

3. Miscellaneous. Except as herein modified, all terms and conditions of the Agreement remain in full force and effect. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Agreement. In the event of any conflict between the terms and conditions of this Amendment and the Agreement, this Amendment shall control. This Amendment may be signed in counterparts with the same effect as if the signature on each such counterpart were upon the same instrument, and a facsimile or e-mail transmission shall be deemed to be an original signature. From and after the Effective Date, all references to this “Agreement” or the Agreement, whether in the Agreement or otherwise, shall mean the Agreement as amended and modified by this Amendment.

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IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first above written.

AUTOTRADER.COM, INC.

By:	/s/ Charles N. Bowen
Name: Charles N. Bowen
Title: Secretary

COX ENTERPRISES, INC.

By:	/s/ Charles N. Bowen
Name: Charles N. Bowen
Title: Assistant Secretary